UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2012

HYDE PARK ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35576	27-5156956
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York 10110

(Address of Principal Executive Offices) (Zip Code)

(212) 644-3450

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

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Item 8.01. Other Events.

As previously reported, on August 7, 2012, Hyde Park Acquisition Corp. II (the “Company”) consummated its initial public offering (“IPO”) of 7,500,000 shares of common stock, $.0001 par value per share (“Common Stock”). The shares of Common Stock were sold at an offering price of $10.00 per share, generating gross proceeds of $75,000,000.

Also as previously reported, simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 693,750 shares of Common Stock (“Sponsors’ Shares”) at a price of $10.00 per share, generating total proceeds of $6,937,500, to its initial stockholders. The Sponsors’ Shares are identical to the shares of Common Stock sold in the IPO. However, the purchasers have agreed (A) to vote their Sponsors’ Shares in favor of any proposed business combination, and (B) not to convert any Sponsors’ Shares in connection with a stockholder vote to approve the Company’s proposed initial business combination or to sell any Sponsors’ Shares to the Company pursuant to any tender offer in connection with an initial business combination. Additionally, the purchasers have agreed not to transfer, assign or sell any of the Sponsors’ Shares (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination.

An audited balance sheet as of August 7, 2012 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet and Footnotes

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2012

HYDE PARK ACQUISITION CORP. II

By:	/s/ Laurence S. Levy
	Name:	Laurence S. Levy
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Audited Balance Sheet and Footnotes

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